Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations, 800-805-3635

Tempur-Pedic International Increases Share Repurchase Authorization to $220 Million

LEXINGTON, KY, May 22, 2006 – Tempur-Pedic International Inc. (NYSE: TPX), the leading worldwide manufacturer, marketer and distributor of mattresses and pillows in the viscoelastic and premium categories, today announced its Board of Directors has increased the total authorization under the Company’s share repurchase program by an additional $40 million for a total of $220 million.

Chief Executive Officer H. Thomas Bryant commented, “We are very confident in the Company’s future, our superior products and our ability to remain the market leader in the viscoelastic, premium mattress and premium pillow categories. We are focused on driving our business model and optimizing our capital structure to improve the overall return to our shareholders. We continue to believe the share repurchase program is an attractive vehicle to significantly increase shareholder value over the long term, particularly in light of the strong cash flow generated by the Company’s business model.”

Since inception of the Company’s repurchase program through May 22, 2006, the Company repurchased in excess of 15 million shares for a total cost of $180 million, resulting in the Company having repurchased the full amount of its prior authorization under the share repurchase program.

Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program may be limited, suspended or terminated at any time without prior notice.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. All forward-looking statements, including without limitation, the Company’s expectations regarding its future performance and the Company’s intention to repurchase shares of its common stock from time to time under its share repurchase program, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to further penetrate the US retail furniture channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost- effective production and delivery of its products, and manage its growth; rising commodity costs; the market price for the Company’s common stock prevailing from time to time; and the nature of other investment opportunities presented to the Company from time to time. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows™ made from its TEMPUR® pressure-relieving material: a proprietary material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

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